Exhibit 12.1

                           The Navigators Group, Inc.
                Computation of Ratio of Earnings to Fixed Charges



                                      Three Months Ended                            Year Ended December 31
                                              March 31,  ------------------------------------------------------------------------
                                               2006            2005          2004         2003         2002           2001
                                            -----------   -----------   -----------   -----------   -----------   -----------
Income before income taxes                  $ 23,090        $ 33,754      $ 52,092      $ 2,792     $ 22,216       $ 5,360
Add:
Portion of rents representative
  of the interest factor                         297           1,032           947          885          595           542
Interest expense                                   -               -             -          255          571         1,376
Letter of credit charges                         246             982         1,036          742          642           678
Amortization of deferred bank fees                39             262           142          394          196           151
                                            --------        --------      --------      -------     --------       -------
Income as adjusted                          $ 23,671        $ 36,029      $ 54,217      $ 5,068     $ 24,220       $ 8,107
                                            ========        ========      ========      =======     ========       =======

Fixed charges:
Portion of rents representative
  of the interest factor                    $    297        $  1,032      $    947      $   885     $    595       $   542
Interest expense                                   -               -             -          255          571         1,376
Letter of credit charges                         246             982         1,036          742          642           678
Amortization of deferred bank fees                39             262           142          394          196           151
                                            --------        --------      --------      -------     --------       -------
Total                                       $    582        $  2,276        $2,125      $ 2,276     $  2,004       $ 2,747
                                            ========        ========      ========      =======     ========       =======

Ratio of earnings to fixed charges             40.7x           15.8x         25.5x         2.2x        12.1x          3.0x
                                            ========        ========      ========      =======     ========       =======